                      (REPUBLIC NEW YORK CORPORATION LOGO)

News Release
FOR IMMEDIATE RELEASE                          CONTACT: J. PHILLIP BURGESS
DATE: APRIL 20, 1994                                        (212) 525-6597
NYSE SYMBOL: RNB                            FAX (212) 525-5678 OR 525-6875



   REPUBLIC NEW YORK CORPORATION NET INCOME UP 16.1 PERCENT IN FIRST QUARTER

NEW YORK - APRIL 20, 1994: Republic New York Corporation announced today that net income for the quarter ended March 31, 1994, increased 16.1 percent to $79.8 million, compared to $68.7 million in the first quarter of 1993. Net income in the fourth quarter of 1993 was $79.9 million.

Primary earnings per common share increased 16.9 percent to $1.38 in the first quarter of 1994, compared to $1.18 in the first quarter of 1993. First quarter 1994 fully diluted earnings per common share rose 16.5 percent to $1.34, compared to $1.15 in the first quarter of last year. Primary earnings per common share in the fourth quarter of 1993 were $1.38. On a fully diluted basis, earnings per common share were $1.34.

During the first quarter of 1994, Republic National Bank of New York agreed, subject to obtaining necessary regulatory approval, to acquire a branch in Brazil from Banco Exterior de Espana S.A. Also, Republic will open a representative office in Copenhagen on July 1. This office will market institutional banking services in Scandinavian countries.

As previously announced, Republic New York Securities Corporation, the corporation's full-service brokerage subsidiary, formed a futures division. This division will provide futures brokerage services with an initial focus on foreign exchange, precious metals and financial futures.

NET INTEREST INCOME

Net interest income rose to $198.2 million in the first quarter of 1994 from $191.5 million in the first quarter of last year. Net interest income on a fully taxable equivalent basis was $206.5 million in the first quarter of 1994, up from $199.0 million in the first quarter of 1993.

The net interest rate differential was 2.53 percent in the first quarter of 1994, compared to 2.41 percent in the first quarter of last year. This increase is due primarily to a decrease in the cost of interest-bearing funds, primarily deposits and long-term debt.

Average interest-earning assets were $33.1 billion in the first quarter of 1994, compared to $33.5 billion in the first quarter of last year. During the current quarter, interest-bearing deposits with banks declined significantly, while investment securities of U.S. Government agency mortgage-backed securities, federal funds sold and securities purchased under resale agreements and loans in both domestic and foreign offices each increased over the first quarter of 1993. Increases in interest-bearing deposits with the corporation, long-term debt and trading account liabilities were offset by a decline in short-term borrowings.

The corporation manages its sensitivity to interest rates through transactions in the cash market and by entering into off-balance-sheet contracts, including interest rate and currency swaps and interest rate caps and floors. These contracts hedge specifically identified assets or liabilities with the corresponding revenues or expenses reflected in the yield of the related on-balance-sheet asset or liability. During the past year, the corporation has taken steps to lengthen the maturity of its liabilities. At March 31, 1994, the gross notional amount of such contracts used in asset and liability management was approximately $8.3 billion. At March 31, 1994, the net effect of these contracts was to decrease the net interest rate differential by 17 basis points.

PROVISION FOR LOAN LOSSES AND OTHER CREDIT-RELATED ITEMS

The corporation's provision for loan losses was $10 million in the first quarter of 1994, compared to $25 million in the first quarter of 1993 and $15 million in the fourth quarter. Net loan charge-offs, excluding restructuring country debt, were $14.1 million in the first quarter of 1994. In the first quarter of 1993, net charge-offs, excluding restructuring country debt, were $14.9 million.

Net recoveries of restructuring country debt in the first quarter of 1994 amounted to $5.7 million, compared to recoveries of $1.2 million in the first quarter of last year.





                                - Page 2  of 6 -

The following table presents certain information relating to the provision and allowance for loan losses:


                                                1ST QTR           1ST QTR          4TH QTR
(In thousands)                                    1994              1993            1993
                                                ---------        ---------      -----------
Provision for loan losses                       $  10,000        $  25,000      $    15,000
                                                =========        =========      ===========
Net charge-offs, excluding
  restructuring country debt                    $  14,140        $  14,938      $     4,162

Net recoveries of restructuring country debt       (5,728)          (1,210)         (20,261)
                                                ---------        ---------      -----------
Total net charges (recoveries) against
  the allowance for loan losses                 $   8,412        $  13,728      $   (16,099)
                                                =========        =========      ===========
Allowance for loan losses at period end         $ 313,416        $ 251,870      $   311,855
                                                =========        =========      ===========


Non-performing assets were $118.2 million at the end of the first quarter of 1994, $118.2 million at year-end 1993 and $183.4 million at the end of the first quarter of last year.

The following table presents non-accrual loans and other non-performing assets at periods ending:



                                                  MAR 31,         MAR 31,           DEC 31,
(in thousands)                                     1994            1993              1993
                                                ---------       ----------        ---------
Non-accrual loans:
   Domestic                                     $  46,510       $  49,318         $  48,084
   Foreign-restructuring countries*                33,989          41,596            33,853
   Foreign-other                                    9,776          33,792            12,956
                                                ---------       ---------         ---------
Total non-accrual loans                            90,275         124,706            94,893
Other non-performing assets:
   Other real estate owned                         27,882          55,029            23,338
   Other non-accrual assets                          --             3,670              --
                                                ---------       ---------         ---------
Total other non-performing assets                  27,882          58,699            23,338
                                                ---------       ---------         ---------
Total non-accrual loans and non-performing
   assets                                        $118,157        $183,405          $118,231
                                                =========       =========         =========


*On April 15, 1994, in the Brazilian restructuring settlement, the corporation received bonds in exchange for substantially all of its outstandings from Brazil, including bonds for payment of past-due interest. The market value of the bonds received exceeded the carrying value of the non-accrual loans. Upon sale of the bonds, the corporation will recognize any gain as a recovery to the allowance for loan losses. The effect of this receipt is to reduce non-accrual loans by $33.4 million.





                                - Page 3  of 6 -

                                                MARCH 31,         DEC. 31,
($ in thousands)                                  1994             1993
                                               ----------       ----------
Total loans                                   $10,051,994      $ 9,508,558
Allowance for loan losses                        $313,416         $311,855
Total non-accrual loans                           $90,275          $94,893
Allowance/Total loans                               3.12%            3.28%
Allowance/Non-accrual loans                       347.18%          328.64%


The allowance for possible loan losses, which is available to absorb credit losses in the corporation's entire portfolio was 3.12 percent of total loans outstanding at March 31, 1994, compared to 3.28 percent at year end 1993.

OTHER OPERATING INCOME

Total other operating income was $104.5 million in the first quarter of 1994, compared to $81.0 million in the first quarter of 1993. Income from trading activities rose to $48.8 million in the first quarter of 1994, compared to $39.2 million in the first quarter of last year. This increase was due primarily to higher levels of income from precious metals, a portion of which is attributable to the additional business generated by the recent acquisition of Republic Mase Bank Limited. Trading account profits and commissions also rose in comparison to the first quarter of 1993, principally as a result of the derivative products group activities. This group contributed $10.0 million of revenue in the first quarter of 1994, compared to $3.9 million in the first quarter of last year when they commenced operations. These increases were partially offset by a decline in foreign exchange trading income.

Investment securities gains were $3.1 million in the first quarter of 1994, compared to investment securities losses of $0.1 million in the first quarter of last year. A net loss on loans sold or held for sale of $0.5 million in the first quarter of 1994 compares with a net loss of $0.7 million in the first quarter of last year.

Commission income amounted to $17.5 million in the first quarter of 1994, compared with $9.4 million in the corresponding period of 1993. The increase in the first quarter of 1994 is attributable to fees earned from the corporation's full-service securities brokerage and investment management activities, as well as to growth in other institutional fee-based services.

Equity in the earnings of Safra Republic Holdings S.A., a European international private banking group of which the corporation owns approximately 49 percent, increased 58.7 percent to $21.1 million in the first quarter of 1994 from $13.3 million in the first quarter of last year.





                                - Page 4  of 6 -

Other income was $14.6 million in the first quarter of 1994. In the first quarter of 1993, other income was $19.8 million, which included a $5.1 million gain on the sale of certain data processing rights.

OTHER OPERATING EXPENSES

Total operating expenses were $175.9 million in the first quarter of 1994, compared to $146.9 million in the first quarter of 1993 and $174.4 million in the fourth quarter of 1993.

Total operating expenses increased $29.1 million, or 19.8 percent, in the first of quarter of 1994 from the first quarter of 1993. Of this increase, approximately $21.9 million is associated with investments in recently established business units, including Republic Mase Bank Limited, the bank's derivative products group, the bank's retail branch expansion in California, New York and Toronto, its increased domestic private banking and global trust activities and the corporation's securities brokerage and investment management subsidiaries, as well as increased levels of incentive-based compensation.

Salaries and employee benefits of $95.6 million in the first quarter of 1994 reflect an increase of 19.5 percent from $80.0 million in the first quarter of the prior year. This increase is attributable primarily to recently established business units mentioned above, which required increased staffing levels, as well as increased levels of incentive-based compensation.

INCOME TAXES

Income taxes were $37.0 million in the first quarter of 1994 and $31.9 million in the first quarter of last year. The increase is due to the higher level of income subject to income taxes and the effect of applying a higher U.S. statutory tax rate.

CAPITAL

On December 31, 1993, the corporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). SFAS No. 115 requires, among other things, that securities designated as available for sale be carried at market value with the unrealized gain or loss, net of tax effect, recorded as a component of stockholders' equity. At March 31, 1994, stockholders' equity included a deduction of $21.8 million, which represents the after-tax unrealized loss in the securities available for sale portfolio and approximately 49 percent of Safra Republic Holdings' unrealized loss in its securities available for sale portfolio.

The corporation's leverage ratio (Tier 1 capital to quarterly average assets) and its risk-based capital ratios (Tier 1 and total qualifying capital to risk-weighted





                                - Page 5  of 6 -
assets) include the assets and capital of Safra Republic Holdings on a consolidated basis in accordance with the requirements of the Federal Reserve Board specifically applied to the corporation. Regulatory guidelines require the corporation to exclude Republic New York Securities Corporation's assets and off-balance-sheet contracts from Republic New York Corporation's capital calculations. It also requires the corporation to exclude one-half of its investment in this subsidiary from each of Tier 1 and Tier 2 capital. These regulations also require the corporation to exclude the $21.8 million reduction of stockholders' equity related to the net unrealized losses on securities available for sale, net of income taxes as recorded under SFAS No. 115.

On January 1, 1994, the corporation adopted Financial Accounting Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts." This interpretation requires, among other things, that unrealized gains and losses on certain off-balance financial instruments be reported on a gross basis except when a legally enforceable netting agreement with a counterparty exists. At March 31, 1994, the adoption of this interpretation resulted in an increase in the corporation's trading assets and liabilities of approximately $1.6 billion.

At March 31, 1994, the corporation's estimated leverage ratio was 5.60 percent; its estimated Tier 1, or "core", capital ratio was 16.15 percent, and the estimated ratio of total qualifying capital was 27.80 percent. These ratios substantially exceed the minimums in effect for bank holding companies.

At March 31, 1994, the ratio of the corporation's total common stockholders' equity to total assets was 4.68 percent, compared to 5.05 percent on the corresponding date last year. The decline in this ratio is primarily attributable to the growth in total assets, which grew at a rate faster than common equity.

Return on average common stockholders' equity, based on net income applicable to common stock, was 13.43 percent for the first quarter of 1994. Excluding the effect of SFAS No. 115 on average common stockholders' equity, the return was
15.18 percent in the first quarter of 1994, compared to 14.46 percent in the corresponding quarter of 1993.

Return on average total assets, based on net income applicable to common stock, was 0.72 percent in the first quarter of 1994, compared to 0.67 in the first quarter of 1993. The book value of the corporation's common stock was $37.32 per share at March 31, 1994. Excluding the effect of SFAS No. 115, book value was $37.73.

At March 31, 1994, the corporation's principal subsidiary, Republic National Bank of New York, had deposits of $18.5 billion and capital of $2.0 billion. The Republic Bank for Savings had deposits of $4.7 billion and capital of $445 million.





                                - Page 6  of 6 -

                         REPUBLIC NEW YORK CORPORATION
                      CONSOLIDATED STATEMENTS OF CONDITION
                                 (IN THOUSANDS)



                                                                                        March 31,
                                                                              ----------------------------
ASSETS                                                                            1994             1993
- ------                                                                        -----------      -----------
Cash and due from banks                                                      $    602,263     $    446,934
Interest-bearing deposits with banks                                            5,505,088        7,271,423
Precious metals                                                                 1,521,937          419,242

Securities held to maturity                                                     1,984,730       12,726,741
Securities available for sale                                                  12,601,033          336,382
                                                                              ------------     ------------
            Total investment securities                                        14,585,763       13,063,123

Trading account assets                                                          2,954,056          844,131
Federal funds sold and securities purchased
    under resale agreements                                                     2,159,596        1,769,200

Loans, net of unearned income                                                  10,051,994        7,925,159
    Allowance for possible loan losses                                           (313,416)        (251,870)
                                                                              ------------     ------------
        Loans (net)                                                             9,738,578        7,673,289

Customers' liability on acceptances                                             1,314,756        1,287,838
Accounts receivable and accrued interest                                        2,095,877          771,365
Investment in affiliate                                                           581,395          565,827
Premises and equipment                                                            398,632          386,570
Other assets                                                                      404,675          270,457
                                                                              ------------     ------------
            Total assets                                                     $ 41,862,616     $ 34,769,399
                                                                              ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Noninterest-bearing deposits:
    In domestic offices                                                      $  1,311,338     $  1,044,365
    In foreign offices                                                            142,574          105,032
Interest-bearing deposits:
    In domestic offices                                                         8,648,135        9,232,831
    In foreign offices                                                         12,037,254       10,331,748
                                                                              ------------     ------------
        Total deposits                                                         22,139,301       20,713,976

Trading account liabilities                                                     2,484,177          114,558
Short-term borrowings                                                           5,879,697        4,228,341
Acceptances outstanding                                                         1,315,706        1,289,154
Accounts payable and accrued expenses                                           2,040,936        1,227,655
Due to factored clients                                                           558,558          498,678
Other liabilities                                                                  95,769           76,512
Long-term debt                                                                  2,628,242        2,175,662
Subordinated long-term debt and perpetual
    capital notes                                                               2,205,674        2,130,988

Stockholders' equity:
    Cumulative preferred stock, no par value
        8,131,000 shares outstanding                                              556,425          556,425
    Common stock,  $5 par value
       150,000,000 shares authorized;
       52,475,051 shares outstanding in 1994 and
       52,198,484 in 1993                                                         262,375          260,992
    Surplus                                                                       452,427          450,296
    Retained earnings                                                           1,265,093        1,046,162
    Net unrealized loss on securities
     available for sale, net of taxes                                             (21,764)               --
                                                                              ------------     ------------
        Total stockholders' equity                                              2,514,556        2,313,875
                                                                              ------------     ------------
        Total liabilities and  stockholders' equity                          $ 41,862,616     $ 34,769,399
                                                                              ============     ============

                         REPUBLIC NEW YORK CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                            Three Months Ended
                                                                                 March 31,
                                                                        ------------------------
                                                                            1994          1993
                                                                        ---------      ---------
INTEREST INCOME:
Interest and fees on loans                                              $ 165,306      $ 149,155
Interest on deposits with banks                                            53,322         94,035
Interest and dividends on investment securities:
  Taxable                                                                 218,443        216,685
  Exempt from federal income taxes                                         17,499         15,837
Interest on trading account assets                                         18,447          8,718
Interest on federal funds sold and securities
  purchased under resale agreements                                        11,312          7,049
                                                                        ---------      ---------
     Total interest income                                                484,329        491,479
                                                                        ---------      ---------
INTEREST EXPENSE:
Interest on deposits                                                      168,027        175,647
Interest on short-term borrowings                                          53,214         55,483
Interest on long-term debt                                                 64,902         68,864
                                                                        ---------      ---------
     Total interest expense                                               286,143        299,994
                                                                        ---------      ---------
NET INTEREST INCOME                                                       198,186        191,485
Provision for loan losses                                                  10,000         25,000
                                                                        ---------      ---------
Net interest income after provision for
  loan losses                                                             188,186        166,485
                                                                        ---------      ---------
OTHER OPERATING INCOME:
Income from precious metals                                                13,181          5,484
Foreign exchange trading income                                            22,332         24,979
Trading account profits and commissions                                    13,243          8,764
Investment securities gains (losses), net                                   3,088            (86)
Net loss on loans sold or held for sale                                      (500)          (675)
Commission income                                                          17,500          9,429
Equity in earnings of affiliate                                            21,110         13,302
Other income                                                               14,591         19,779
                                                                        ---------      ---------
     Total other operating income                                         104,545         80,976
                                                                        ---------      ---------
OTHER OPERATING EXPENSES:
Salaries                                                                   56,791         48,237
Employee benefits                                                          38,812         31,737
Occupancy, net                                                             13,986         11,767
Other expenses                                                             66,339         55,124
                                                                        ---------      ---------
     Total other operating expenses                                       175,928        146,865
                                                                        ---------      ---------
INCOME BEFORE INCOME TAXES                                                116,803        100,596
Income taxes                                                               37,024         31,851
                                                                        ---------      ---------
NET INCOME                                                              $  79,779      $  68,745
                                                                        =========      =========

NET INCOME APPLICABLE TO COMMON STOCK                                   $  72,695      $  61,580
                                                                        =========      =========

Net income per common share:
  Primary                                                                   $1.38          $1.18
  Fully diluted                                                              1.34           1.15
Average common shares outstanding:
  Primary                                                                  52,557         52,196
  Fully diluted                                                            56,396         56,052

                       REPUBLIC NATIONAL BANK OF NEW YORK
                      CONSOLIDATED STATEMENTS OF CONDITION
                                 (IN THOUSANDS)



                                                                    March 31,
                                                       --------------------------------
ASSETS                                                      1994                1993
- ------                                                 ------------        ------------

Cash and due from banks                                $    537,749        $    409,923
Interest-bearing deposits with banks                      5,273,550           7,124,687
Precious metals                                           1,509,188             419,242

Securities held to maturity                                 864,213          10,022,891
Securities available for sale                             9,415,474             336,382
                                                       ------------        ------------
            Total investment securities                  10,279,687          10,359,273

Trading account assets                                    2,887,254             760,478
Federal funds sold and securities purchased
    under resale agreements                               2,772,861           1,769,200

Loans, net of unearned income                             6,001,206           3,928,909
    Allowance for possible loan losses                     (233,516)           (177,415)
                                                       ------------        ------------
        Loans (net)                                       5,767,690           3,751,494

Customers' liability on acceptances                       1,314,033           1,287,838
Accounts receivable and accrued interest                    664,302             500,558
Investment in affiliate                                     581,395             565,827
Premises and equipment                                      296,782             296,899
Other assets                                                237,707             157,093
                                                       ------------        ------------
        Total assets                                   $ 32,122,198        $ 27,402,512
                                                       ============        ============


LIABILITIES AND STOCKHOLDER'S EQUITY
- ------------------------------------

Noninterest-bearing deposits:
    In domestic offices                                $    977,644        $    812,229
    In foreign offices                                      142,566             106,032
Interest-bearing deposits:
    In domestic offices                                   4,196,995           4,384,869
    In foreign offices                                   13,137,764          11,681,992
                                                       ------------        ------------
        Total deposits                                   18,454,969          16,985,122

Trading account liabilities                               2,484,101             114,558
Short-term borrowings                                     4,157,051           3,689,749
Acceptances outstanding                                   1,314,984           1,289,154
Accounts payable and accrued expenses                       721,447             932,648
Other liabilities                                            57,653              42,590
Long-term debt                                            2,303,214           1,825,662
Subordinated long-term debt, primarily with parent          580,674             581,238

Stockholder's equity:
    Common stock, $100 par value
        4,800,000 shares authorized;
        3,550,000 shares outstanding                        355,000             355,000
    Surplus                                               1,161,652           1,160,656
    Retained earnings                                       528,322             426,135
    Net unrealized gain on securities
     available for sale, net of taxes                         3,131                  --
                                                       ------------        ------------
        Total stockholder's equity                        2,048,105           1,941,791
                                                       ------------        ------------
        Total liabilities and  stockholder's equity    $ 32,122,198        $ 27,402,512
                                                       ============        ============

REPUBLIC NEW YORK CORPORATION
AVERAGE BALANCES, NET INTEREST DIFFERENTIAL,
AVERAGE RATES EARNED AND PAID
(FULLY TAXABLE EQUIVALENT BASIS)
(DOLLARS IN THOUSANDS)

                                                                                    QUARTER ENDED
                                                         ---------------------------------------------------------------------
                                                                     MARCH 31, 1993                     JUNE 30, 1993
                                                         ---------------------------------   ---------------------------------
                                                                                    AVERAGE                          AVERAGE
                                                                        INTEREST     RATES                 INTEREST   RATES
                                                            AVERAGE     INCOME/     EARNED/    AVERAGE     INCOME/   EARNED/
                                                            BALANCE     EXPENSE      PAID      BALANCE     EXPENSE    PAID
                                                         -----------   --------     -----    -----------  --------    -----
Interest-earning assets:
     Interest-bearing deposits with banks...............  $9,646,318    $94,035      3.95%    $7,641,724   $74,383     3.90%
     Investment securities (1):
        Taxable.........................................  13,020,158    216,685      6.75     13,138,350   213,794     6.53
        Exempt from federal income taxes................     922,423     23,307     10.25        871,953    22,385    10.30
                                                         -----------   --------               -----------  --------
           Total investment securities..................  13,942,581    239,992      6.98     14,010,303   236,179     6.76
     Trading account assets (2).........................     793,624      8,718      4.46        803,943     9,171     4.58
     Federal funds sold and securities
        purchased under resale agreements...............     893,200      7,049      3.20      1,087,145     8,342     3.08
     Loans, net of unearned income:
        Domestic offices................................   6,032,711    119,947      8.06      6,236,848   119,456     7.68
        Foreign offices.................................   2,171,673     29,293      5.47      2,110,929    31,608     6.01
                                                         -----------   --------              -----------  --------
           Total loans, net of unearned income..........   8,204,384    149,240      7.38      8,347,777   151,064     7.26
                                                         -----------   --------              -----------  --------
           Total interest-earning assets................  33,480,107   $499,034      6.04%    31,890,892  $479,139     6.03%
                                                                       ========     =====                 ========    =====
Cash and due from banks.................................     499,732                             489,410
Other assets............................................   3,395,708                           3,768,637
                                                         -----------                         -----------
           Total assets................................. $37,375,547                         $36,148,939
                                                         ===========                         ===========
Interest-bearing funds:
     Consumer and other time deposits...................  $8,288,450    $67,477      3.30%    $8,361,606   $64,135     3.08%
     Certificates of deposit............................     804,235      6,511      3.28        746,596     5,907     3.17
     Deposits in foreign offices........................  10,482,731    101,659      3.93      9,917,206    94,567     3.82
                                                         -----------   --------               -----------  --------
           Total interest-bearing deposits..............  19,575,416    175,647      3.64     19,025,408   164,609     3.47
     Trading account liabilities (2)....................      30,063        343      4.63         84,611     1,093     5.18
     Short-term borrowings..............................   6,623,923     55,140      3.38      5,307,063    41,788     3.16
     Total long-term debt...............................   4,472,588     68,864      6.24      4,482,060    66,188     5.92
                                                         -----------   --------               -----------  --------
           Total interest-bearing funds.................  30,701,990   $299,994      3.96%    28,899,142  $273,678     3.80%
                                                                       ========     =====                 ========    =====
Noninterest-bearing deposits:
     In domestic offices................................   1,072,741                           1,145,727
     In foreign offices.................................      95,096                             114,798
Other liabilities.......................................   3,222,227                           3,650,078
Stockholders' equity:
     Preferred stock....................................     556,425                             556,425
     Common stockholders' equity........................   1,727,068                           1,782,769
                                                         -----------                         -----------
           Total stockholders' equity...................   2,283,493                           2,339,194
                                                         -----------                         -----------
           Total liabilities and stockholders' equity... $37,375,547                         $36,148,939
                                                         ===========                         ===========
Interest income/earning assets..........................               $499,034      6.04%                $479,139     6.03%
Interest expense/earning assets.........................                299,994      3.63                  273,678     3.45
                                                                       --------     -----                 --------    -----
Net interest differential...............................               $199,040      2.41%                $205,461     2.58%
                                                                       ========     =====                 ========    =====

                                                                                    QUARTER ENDED
                                                         --------------------------------------------------------------------
                                                                   SEPTEMBER 30, 1993                  DECEMBER 31, 1993
                                                         ---------------------------------  ---------------------------------
                                                                                    AVERAGE                          AVERAGE
                                                                       INTEREST      RATES                INTEREST    RATES
                                                            AVERAGE     INCOME/     EARNED/    AVERAGE     INCOME/   EARNED/
                                                            BALANCE     EXPENSE      PAID      BALANCE     EXPENSE     PAID
                                                         -----------   --------     -----    -----------  --------    -----
Interest-earning assets:
     Interest-bearing deposits with banks...............   $6,976,191   $68,665      3.91%   $5,545,122    $58,788     4.21%
     Investment securities (1):
        Taxable.........................................   12,892,468   206,721      6.36    13,712,174    209,822     6.07
        Exempt from federal income taxes................    1,006,878    25,690     10.12     1,147,302     25,510     8.82
                                                          -----------  --------              -----------  --------
           Total investment securities..................   13,899,346   232,411      6.63    14,859,476    235,332     6.28
     Trading account assets (2).........................    1,055,724    16,639      6.25     1,226,653     19,939     6.45
     Federal funds sold and securities
        purchased under resale agreements...............    1,044,278     9,080      3.45     1,252,363      9,852     3.12
     Loans, net of unearned income:
        Domestic offices................................    6,625,028   121,809      7.29     6,795,097    122,262     7.14
        Foreign offices.................................    2,479,174    41,620      6.66     3,110,776     49,836     6.36
                                                          -----------  --------              -----------  --------
           Total loans, net of unearned income..........    9,104,202   163,429      7.12     9,905,873    172,098     6.89
                                                          -----------  --------              -----------  --------
           Total interest-earning assets................   32,079,741  $490,224      6.06%   32,789,487   $496,009     6.00%
                                                                       ========     =====
Cash and due from banks.................................      599,161                           761,902
Other assets............................................    4,341,943                         5,388,581
                                                          -----------                       -----------
           Total assets.................................  $37,020,845                       $38,939,970
                                                          ===========                       ===========
Interest-bearing funds:
     Consumer and other time deposits...................   $8,255,896   $62,035      2.98%   $8,191,425    $59,365     2.88%
     Certificates of deposit............................      656,697     5,298      3.20       614,617      5,107     3.30
     Deposits in foreign offices........................   11,265,569   107,447      3.78    11,054,870    109,726     3.94
                                                          -----------  --------              -----------  --------
           Total interest-bearing deposits..............   20,178,162   174,780      3.44    19,860,912    174,198     3.48
     Trading account liabilities (2)....................      169,065     2,315      5.43       291,285      2,948     4.02
     Short-term borrowings..............................    4,365,072    45,113      4.10     4,650,752     49,029     4.18
     Total long-term debt...............................    4,625,148    66,341      5.69     4,970,586     68,679     5.48
                                                          -----------  --------              -----------  --------
           Total interest-bearing funds.................   29,337,447  $288,549      3.90%   29,773,535   $294,854     3.93%
                                                                       ========     =====                 ========    =====
Noninterest-bearing deposits:
     In domestic offices................................    1,212,888                         1,325,411
     In foreign offices.................................       98,118                            99,621
Other liabilities.......................................    3,982,224                         5,293,132
Stockholders' equity:
     Preferred stock....................................      556,425                           556,425
     Common stockholders' equity........................    1,833,743                         1,891,846
                                                          -----------                       -----------
           Total stockholders' equity...................    2,390,168                         2,448,271
                                                          -----------                       -----------
           Total liabilities and stockholders' equity...  $37,020,845                       $38,939,970
                                                          ===========                       ===========
Interest income/earning assets..........................               $490,224      6.06%                $496,009     6.00%
Interest expense/earning assets.........................                288,549      3.57                  294,854     3.57
                                                                       --------     -----                 --------    -----
Net interest differential...............................               $201,675      2.49%                $201,155     2.43%
                                                                       ========     =====                 ========    =====

                                                                      QUARTER ENDED
                                                           ---------------------------------
                                                                       MARCH 31, 1994
                                                           ---------------------------------
                                                                                    AVERAGE
                                                                         INTEREST    RATES
                                                             AVERAGE     INCOME/   EARNED/
                                                             BALANCE     EXPENSE     PAID
                                                          -----------  --------     -----
Interest-earning assets:
     Interest-bearing deposits with banks...............    $4,878,003    $53,322      4.43%
     Investment securities (1):
        Taxable.........................................    14,244,415    218,443      6.22
        Exempt from federal income taxes................     1,116,525     25,763      9.36
                                                           -----------   --------
           Total investment securities..................    15,360,940    244,206      6.45
     Trading account assets (2).........................     1,088,990     18,447      6.87
     Federal funds sold and securities
        purchased under resale agreements...............     1,358,480     11,312      3.38
     Loans, net of unearned income:
        Domestic offices................................     6,724,601    114,517      6.91
        Foreign offices.................................     3,670,611     50,789      5.61
                                                           -----------   --------
           Total loans, net of unearned income..........    10,395,212    165,306      6.45
                                                           -----------   --------
           Total interest-earning assets................    33,081,625   $492,593      6.04%
                                                                         ========     =====
Cash and due from banks.................................       754,030
Other assets............................................     7,058,686
                                                           -----------
           Total assets.................................   $40,894,341
                                                           ===========
Interest-bearing funds:
     Consumer and other time deposits...................    $8,071,084    $57,486      2.89%
     Certificates of deposit............................       607,275      5,133      3.43
     Deposits in foreign offices........................    11,088,367    105,408      3.86
                                                           -----------   --------
           Total interest-bearing deposits..............    19,766,726    168,027      3.45
     Trading account liabilities (2)....................       164,870      2,271      5.59
     Short-term borrowings..............................     5,957,837     50,943      3.47
     Total long-term debt...............................     4,916,743     64,902      5.35
                                                           -----------   --------
           Total interest-bearing funds.................    30,806,176   $286,143      3.77%
                                                                         ========     =====
Noninterest-bearing deposits:
     In domestic offices................................     1,294,187
     In foreign offices.................................       140,903
Other liabilities.......................................     5,901,990
Stockholders' equity:
     Preferred stock....................................       556,425
     Common stockholders' equity........................     2,194,660
                                                           -----------
           Total stockholders' equity...................     2,751,085
                                                           -----------
           Total liabilities and stockholders' equity...   $40,894,341
                                                           ===========
Interest income/earning assets..........................                 $492,593      6.04%
Interest expense/earning assets.........................                  286,143      3.51
                                                                         --------     -----
Net interest differential...............................                 $206,450      2.53%
                                                                         ========     =====

(1) Based on amortized or historic cost with the mark-to-market adjustment included in other assets.
(2) Excludes non-interest bearing balances, which are included in other assets or other liabilities, respectively.